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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 [Nos. 333-02567, 333-44119 and 333-86616] pertaining to the 1995
Employee Stock Option Plan and the 1994 Stock Option Plan for Independent Directors, all as amended, and in the related Prospectus of Cover-All Technologies Inc. and subsidiary of our report dated March 27, 2007, with respect to the 2006, 2005 and 2004 consolidated financial statements and schedule of Cover-All Technologies Inc. and subsidiary included in its Annual Report [Form 10-K] for the year ended December 31, 2006.








                                                    /s/ Moore Stephens, P.C.
                                                    ------------------------
                                                    MOORE STEPHENS, P. C.
                                                    Certified Public Accountants

New York, New York
April 2, 2007